EXHIBIT 99.2
Consolidated Report to the Financial Community
Second Quarter 2007
(Released August 7, 2007) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	2nd Qtr.
		2Q 2006 Basic EPS – GAAP Basis	$0.92
▪	Normalized non-GAAP* earnings, excluding special items, were $1.13	Special Items – 2006	0.03
	per share for the second quarter of 2007, compared with $0.95 per	2Q 2006 Normalized Earnings – Non-GAAP Basis*	$0.95
	share for the second quarter of 2006. GAAP earnings for the second	Distribution Deliveries	0.04
	quarter of 2007 were $1.11 per share compared with $0.92 per share	Met-Ed and Penelec Distribution Rate Decrease	(0.05)
	in the prior year.	Generation Revenues	0.25
		Purchased Power	(0.09)
		Deferred Transmission Costs – PA (1Q06)	(0.05)
2Q 2007 Results vs. 2Q 2006		Pensions and Other Post-retirement Benefits	0.06
		Depreciation	(0.03)
▪	Electric distribution deliveries increased 4%, primarily due to higher	General Taxes	(0.03)
	weather-related usage. Residential and commercial deliveries	Investment Income – NDT and COLI	0.05
	increased 9% and 5%, respectively, while industrial deliveries were	Financing Costs	(0.05)
	flat. Higher distribution deliveries increased earnings by $0.04 per	Reduced Common Shares	0.07
	share, excluding the impact of a $0.05 per share earnings reduction	Other	0.01
	resulting from the distribution rate decrease at Metropolitan Edison	2Q 2007 Normalized Earnings – Non-GAAP Basis*	$1.13
	Company (Met-Ed) and Pennsylvania Electric Company (Penelec),	Special Items - 2007	(0.02)
	effective January 11, 2007.	2Q 2007 Basic EPS – GAAP Basis	$1.11

▪	Total electric generation sales increased 3%, as an increase of 1.1 million MWh or 5% in retail generation sales was partially offset by a 0.2 million MWh or 3%
	reduction in wholesale sales. Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light Company
	(JCP&L) and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.25 per share. This increase was attributable to higher
	generation sales as well as higher retail and wholesale prices.

▪	Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.09 per share
	primarily due to higher market prices compared to the same period last year.

▪	The deferral of incremental first quarter 2006 Met-Ed and Penelec transmission charges in the second quarter of 2006 caused a comparative reduction in
	second quarter 2007 earnings by $0.05 per share. The companies were authorized by the Pennsylvania Public Utility Commission in May 2006 to defer these
	charges, retroactive to the beginning of the year. Thus, results for the second quarter of 2006 included the deferrals that were applicable to the first quarter of
	2006.

▪	Reduced pension and other post-retirement benefit costs increased earnings by $0.06 per share mainly due to retiree health care design changes and the impact of the $300 million voluntary contribution to the pension plan made in January 2007.

▪	Incremental property additions increased depreciation by $0.03 per share.

▪	Higher general taxes reduced earnings by $0.03 per share primarily due to increased property tax payments, Pennsylvania gross receipts taxes, and Ohio kilowatt-hour taxes.

▪	Investment income related to nuclear decommissioning trusts and corporate-owned life insurance increased earnings by $0.05 per share.

▪	Increased financing costs lowered earnings by $0.05 per share, primarily attributable to higher short-term borrowing levels related largely to the temporary funding of the accelerated share repurchase programs and the recent pension plan contribution.

▪	The reduction in shares outstanding due to the accelerated repurchases of 10.6 million and 14.4 million common shares in August 2006 and March 2007, respectively, enhanced earnings by $0.07 per share.

▪	During the quarter, a $0.02 per share reduction in earnings was recognized from impairment of securities held in trust for future nuclear decommissioning activities.

2007 Earnings Guidance

▪	Normalized non-GAAP earnings guidance for 2007, excluding special items, remains at $4.05 to $4.25 per share. Year-to-date normalized non-GAAP earnings now stand at $2.01 per share. Earnings for the remainder of the year, exclusive of any special items, are expected to be allocated approximately
56% to the third quarter and 44% to the fourth quarter.

* The 2007 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

Consolidated Report to the Financial Community –2nd Quarter 2007                                                                                                                                                                                             2

FirstEnergy Corp. Consolidated Statements of Income (Unaudited) (In millions, except for per share amounts)

		Three Months Ended June 30,			Six Months Ended June 30,
		2007	2006	Change	2007	2006	Change
	Revenues
(1)	Electric sales	$2,904	$2,553	$351	$5,669	$5,064	$605
(2)	FE Facilities	-	23	(23)	-	38	(38)
(3)	Other	205	175	30	413	354	59
(4)	Total Revenues	3,109	2,751	358	6,082	5,456	626

	Expenses
(5)	Fuel	299	303	(4)	560	585	(25)
(6)	Purchased power	886	688	198	1,746	1,404	342
(7)	Other operating expenses	750	702	48	1,499	1,440	59
(8)	FE Facilities	-	16	(16)	-	31	(31)
(9)	Provision for depreciation	159	144	15	315	292	23
(10)	Amortization of regulatory assets	246	201	45	497	422	75
(11)	Deferral of new regulatory assets	(148)	(146)	(2)	(292)	(226)	(66)
(12)	General taxes	189	173	16	392	366	26
(13)	Total Expenses	2,381	2,081	300	4,717	4,314	403

(14)	Operating Income	728	670	58	1,365	1,142	223

	Other Income (Expense)
(15)	Investment income	30	31	(1)	63	74	(11)
(16)	Interest expense	(205)	(178)	(27)	(390)	(343)	(47)
(17)	Capitalized interest	7	7	-	12	14	(2)
(18)	Subsidiaries' preferred stock dividends	-	(2)	2	-	(4)	4
(19)	Total Other Income (Expense)	(168)	(142)	(26)	(315)	(259)	(56)

(20)	Income From Continuing Operations
	Before Income Taxes	560	528	32	1,050	883	167
(21)	Income taxes	222	216	6	422	352	70
(22)	Income From Continuing Operations	338	312	26	628	531	97
(23)	Discontinued operations	-	(8)	8	-	(6)	6
(24)	Net Income	$338	$304	$34	$628	$525	$103

	Basic Earnings Per Common Share:
(25)	Income from continuing operations	$1.11	$0.94	$0.17	$2.03	$1.61	$0.42
(26)	Discontinued operations	-	(0.02)	0.02	-	(0.02)	0.02
(27)	Basic Earnings Per Common Share	$1.11	$0.92	$0.19	$2.03	$1.59	$0.44
(28)	Weighted Average Number of
	Basic Shares Outstanding	304	328	(24)	309	328	(19)

	Diluted Earnings Per Common Share:
(29)	Income from continuing operations	$1.10	$0.93	$0.17	$2.01	$1.60	$0.41
(30)	Discontinued operations	-	(0.02)	0.02	-	(0.02)	0.02
(31)	Diluted Earnings Per Common Share	$1.10	$0.91	$0.19	$2.01	$1.58	$0.43
(32)	Weighted Average Number of
	Diluted Shares Outstanding	308	330	(22)	313	330	(17)

Consolidated Report to the Financial Community –2nd Quarter 2007                                                                                                                                                                                             3

FirstEnergy Corp. Consolidated Income Segments (Unaudited) (In millions)
		Three Months Ended June 30, 2007
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$1,933	$359	$612	$-	$-	$2,904
(2)	FE Facilities	-	-	-	-	-	-
(3)	Other	162	45	13	9	(24)	205
(4)	Internal revenues	-	691	-	-	(691)	-
(5)	Total Revenues	2,095	1,095	625	9	(715)	3,109

	Expenses
(6)	Fuel	2	297	-	-	-	299
(7)	Purchased power	877	163	537	-	(691)	886
(8)	Other operating expenses	410	283	87	4	(34)	750
(9)	FE Facilities	-	-	-	-	-	-
(10)	Provision for depreciation	100	51	-	1	7	159
(11)	Amortization of regulatory assets	242	-	6	-	(2)	246
(12)	Deferral of new regulatory assets	(93)	-	(55)	-	-	(148)
(13)	General taxes	155	26	1	-	7	189
(14)	Total Expenses	1,693	820	576	5	(713)	2,381
(15)	Operating Income	402	275	49	4	(2)	728
	Other Income (Expense)
(16)	Investment income	62	5	-	-	(37)	30
(17)	Interest expense	(118)	(47)	-	(1)	(39)	(205)
(18)	Capitalized interest	2	5	-	-	-	7
(19)	Subsidiaries' preferred stock dividends	-	-	-	-	-	-
(20)	Total Other Income (Expense)	(54)	(37)	-	(1)	(76)	(168)

(21)	Income From Continuing Operations
	Before Income Taxes	348	238	49	3	(78)	560
(22)	Income taxes	141	96	19	(3)	(31)	222
(23)	Income From Continuing Operations	207	142	30	6	(47)	338
(24)	Discontinued operations	-	-	-	-	-	-
(25)	Net Income	$207	$142	$30	$6	$(47)	$338

 (a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.

(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d) Primarily consists of telecommunications services.

Consolidated Report to the Financial Community –2nd Quarter 2007                                                                                                                                                                                             4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2006
				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$1,646	$338	$569	$-	$-	$2,553
(2)	FE Facilities	-	-	-	23	-	23
(3)	Other	127	46	6	16	(20)	175
(4)	Internal revenues	6	623	-	-	(629)	-
(5)	Total Revenues	1,779	1,007	575	39	(649)	2,751

	Expenses
(6)	Fuel	-	303	-	-	-	303
(7)	Purchased power	690	131	496	-	(629)	688
(8)	Other operating expenses	363	289	53	25	(28)	702
(9)	FE Facilities	-	-	-	16	-	16
(10)	Provision for depreciation	89	48	-	1	6	144
(11)	Amortization of regulatory assets	197	-	4	-	-	201
(12)	Deferral of new regulatory assets	(113)	-	(33)	-	-	(146)
(13)	General taxes	144	23	2	-	4	173
(14)	Total Expenses	1,370	794	522	42	(647)	2,081

(15)	Operating Income	409	213	53	(3)	(2)	670

	Other Income (Expense)
(16)	Investment income	81	2	-	-	(52)	31
(17)	Interest expense	(101)	(50)	-	(2)	(25)	(178)
(18)	Capitalized interest	4	3	-	-	-	7
(19)	Subsidiaries' preferred stock dividends	(5)	-	-	-	3	(2)
(20)	Total Other Income (Expense)	(21)	(45)	-	(2)	(74)	(142)

(21)	Income From Continuing Operations
	Before Income Taxes	388	168	53	(5)	(76)	528

(22)	Income taxes	155	67	22	2	(30)	216

(23)	Income From Continuing Operations	233	101	31	(7)	(46)	312
(24)	Discontinued operations	-	-	-	(8)	-	(8)
(25)	Net Income	$233	$101	$31	$(15)	$(46)	$304

(a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d) Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community –2nd Quarter 2007                                                                                                                                                                                             5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2007 vs. Three Months Ended June 30, 2006

				Ohio
		Energy	Competitive	Transitional
		Delivery	Energy	Generation		Reconciling
		Services (a)	Services (b)	Services (c)	Other (d)	Adjustments	Consolidated
	Revenues
(1)	Electric sales	$287	$21	$43	$-	$-	$351
(2)	FE Facilities	-	-	-	(23)	-	(23)
(3)	Other	35	(1)	7	(7)	(4)	30
(4)	Internal revenues	(6)	68	-	-	(62)	-
(5)	Total Revenues	316	88	50	(30)	(66)	358

	Expenses
(6)	Fuel	2	(6)	-	-	-	(4)
(7)	Purchased power	187	32	41	-	(62)	198
(8)	Other operating expenses	47	(6)	34	(21)	(6)	48
(9)	FE Facilities	-	-	-	(16)	-	(16)
(10)	Provision for depreciation	11	3	-	-	1	15
(11)	Amortization of regulatory assets	45	-	2	-	(2)	45
(12)	Deferral of new regulatory assets	20	-	(22)	-	-	(2)
(13)	General taxes	11	3	(1)	-	3	16
(14)	Total Expenses	323	26	54	(37)	(66)	300

(15)	Operating Income	(7)	62	(4)	7	-	58

	Other Income (Expense)
(16)	Investment income	(19)	3	-	-	15	(1)
(17)	Interest expense	(17)	3	-	1	(14)	(27)
(18)	Capitalized interest	(2)	2	-	-	-	-
(19)	Subsidiaries' preferred stock dividends	5	-	-	-	(3)	2
(20)	Total Other Income (Expense)	(33)	8	-	1	(2)	(26)

(21)	Income From Continuing Operations
	Before Income Taxes	(40)	70	(4)	8	(2)	32

(22)	Income taxes	(14)	29	(3)	(5)	(1)	6

(23)	Income From Continuing Operations	(26)	41	(1)	13	(1)	26
(24)	Discontinued operations	-	-	-	8	-	8
(25)	Net Income	$(26)	$41	$(1)	$21	$(1)	$34

(a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for
FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries.
(d) Consists of telecommunications services and non-core businesses divested in 2006 (Facilities Services Group and MYR).

Consolidated Report to the Financial Community –2nd Quarter 2007                                                                                                                                                                                             6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheets

	As of June 30, 2007	As of Dec 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$37	$90
Receivables	1,594	1,267
Other	905	726
Total Current Assets	2,536	2,083

Property, Plant and Equipment	15,010	14,667
Investments	3,564	3,534
Deferred Charges and Other Assets	10,923	10,912
Total Assets	$32,033	$31,196

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,000	$1,867
Short-term borrowings (a)	2,416	1,108
Accounts payable	801	726
Other	1,065	1,554
Total Current Liabilities	6,282	5,255

Capitalization:
Common stockholders' equity (b)	8,640	9,035
Long-term debt and other long-term obligations	8,742	8,535
Total Capitalization	17,382	17,570
Noncurrent Liabilities	8,369	8,371
Total Liabilities and Capitalization	$32,033	$31,196

(a) Increase reflects interim financing of $300 million voluntary pension contribution and
$900 million accelerated common share repurchase program in 2007.

(b) Reduction reflects $900 million common share repurchase in 2007.

General Information	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006
Debt and equity securities redemptions	$(485)	$(421)	$(1,389)	$(515)
New long-term debt issues	$550	$1,053	$800	$1,053
Short-term debt increase	$169	$171	$1,308	$371
Capital expenditures	$401	$292	$697	$739

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of June 30,
	2007	% Total	2006	% Total
Total common equity	$8,640	38%	$9,488	43%
Preferred stock	-	-	154	1%
Long-term debt (a)	10,331	46%	10,477	48%
Short-term debt	2,416	11%	557	3%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents (b)	1,143	5%	1,236	5%
Total	$22,530	100%	$21,912	100%

(a) Includes amount due to be paid within one year and excludes JCP&L securitization debt of $411 million and $256 million in 2007 and 2006, respectively.
(b) Associated with 1987 sale and leaseback transactions.

Consolidated Report to the Financial Community – 2nd Quarter                                                                                                                                                                                                      7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$338	$304	$628	$525
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral
of regulatory assets	257	197	520	487
Deferred purchased power and other costs	(69)	(135)	(185)	(239)
Deferred income taxes and investment tax credits	32	26	85	32
Deferred rents and lease market valuation liability	(67)	(67)	(92)	(105)
Electric service prepayment programs	(19)	(15)	(36)	(29)
Cash collateral, net	(25)	51	(19)	(55)
Pension trust contribution	-	-	(300)	-
Change in working capital and other	(241)	(200)	(470)	(131)
Cash flows provided from operating activities	206	161	131	485

Cash flows provided from financing activities	108	668	454	618

Cash flows used for investing activities	(366)	(274)	(638)	(584)
Net increase (decrease) in cash and cash equivalents	$(52)	$555	$(53)	$519

Deferrals and Amortizations
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Ohio Regulatory Assets
Deferred Balance - Beginning	$1,820	$1,891		$1,844	$1,924

Deferral of shopping incentives	-	-	$-	-	3	$(3)
Interest on shopping incentives	9	11	(2)	19	21	(2)
Deferral of MISO costs and interest	30	4	26	38	7	31
Deferral of RCP distribution reliability costs	44	41	3	91	81	10
Deferral of RCP fuel costs	27	30	(3)	41	51	(10)
Deferral of other regulatory assets	5	2	3	11	5	6
Current period deferrals	$115	$88	$27	$200	$168	$32

Amortization
Ohio transition costs amortization	$(72)	$(62)	$(10)	$(140)	$(134)	$(6)
Shopping incentives amortization	(29)	(29)	-	(59)	(59)	-
MISO costs amortization	(6)	(5)	(1)	(11)	(9)	(2)
Other	(2)	(1)	(1)	(8)	(8)	-
Current period amortization	$(109)	$(97)	$(12)	$(218)	$(210)	$(8)

Deferred Balance - Ending	$1,826	$1,882		$1,826	$1,882

Pennsylvania Deferred PJM Costs
Beginning Balance	$186	$-	$186	$157	$-	$157
Deferrals	30	57	(27)	63	57	6
Interest	2	-	2	3	-	3
Amortizations	(2)	-	(2)	(7)	-	(7)
Ending Balance	$216	$57	$159	$216	$57	$159

New Jersey Deferred Energy Costs
Beginning Balance	$357	$558		$369	$541
Deferral of energy costs	35	80	$(45)	23	97	$(74)
Ending Balance	$392	$638		$392	$638

Consolidated Report to the Financial Community – 2nd Quarter 2007                                                                                                                                                                                            8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Electric Sales Statistics
		Three Months Ended June 30,			Six Months Ended June 30,
(in millions of kWhs)		2007	2006	Change	2007	2006	Change
Electric Generation Sales
Retail - Regulated		23,186	22,591	2.6%	47,994	46,597	3.0%
Retail - Competitive		3,285	2,740	19.9%	6,491	5,459	18.9%
Total Retail		26,471	25,331	4.5%	54,485	52,056	4.7%
Wholesale		6,360	6,561	-3.1%	11,423	11,983	-4.7%
Total Electric Generation Sales		32,831	31,892	2.9%	65,908	64,039	2.9%

Electric Distribution Deliveries
Ohio	-Residential	3,835	3,583	7.0%	8,666	8,026	8.0%
	-Commercial	3,674	3,516	4.5%	7,469	7,160	4.3%
	-Industrial	5,908	5,902	0.1%	11,587	11,561	0.2%
	-Other	93	95	-2.1%	186	186	0%
	Total Ohio	13,510	13,096	3.2%	27,908	26,933	3.6%

Pennsylvania	-Residential	2,564	2,365	8.4%	5,868	5,457	7.5%
	-Commercial	2,730	2,602	4.9%	5,501	5,252	4.7%
	-Industrial	2,567	2,611	-1.7%	5,109	5,175	-1.3%
	-Other	21	21	-	40	41	-2.4%
	Total Pennsylvania	7,882	7,599	3.7%	16,518	15,925	3.7%

New Jersey	-Residential	2,387	2,100	13.7%	4,740	4,354	8.9%
	-Commercial	2,416	2,292	5.4%	4,713	4,496	4.8%
	-Industrial	724	703	3.0%	1,426	1,393	2.4%
	-Other	21	21	-	43	43	0%
	Total New Jersey	5,548	5,116	8.4%	10,922	10,286	6.2%

Total Residential		8,786	8,048	9.2%	19,274	17,837	8.1%
Total Commercial		8,820	8,410	4.9%	17,683	16,908	4.6%
Total Industrial		9,199	9,216	-0.2%	18,122	18,129	0%
Total Other		135	137	-1.5%	269	270	-0.4%
Total Distribution Deliveries		26,940	25,811	4.4%	55,348	53,144	4.1%

Electric Sales Shopped
Ohio	-Residential	489	497	-1.6%	1,050	1,093	-3.9%
	-Commercial	872	910	-4.2%	1,752	1,866	-6.1%
	-Industrial	692	709	-2.4%	1,333	1,444	-7.7%
	Total Ohio	2,053	2,116	-3.0%	4,135	4,403	-6.1%

Pennsylvania	-Residential	11	-	-	11	1	0%
	-Commercial	156	-	-	264	1	0%
	-Industrial	460	94	389.4%	876	225	289.3%
	Total Pennsylvania	627	94	567.0%	1,151	227	407.0%

New Jersey	-Residential	-	-	-	-	-	-
	-Commercial	519	491	5.7%	994	894	11.2%
	-Industrial	555	519	6.9%	1,074	1,023	5.0%
	Total New Jersey	1,074	1,010	6.3%	2,068	1,917	7.9%

Total Electric Sales Shopped		3,754	3,220	16.6%	7,354	6,547	12.3%

Operating Statistics
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006		2007	2006
Capacity Factors:
Fossil - Baseload	90.3%	92.2%		77.5%	92.6%
Fossil - Load Following	71.8%	67.7%		72.9%	67.9%
Peaking	2.2%	0.3%		1.2%	0.2%
Nuclear	79.7%	84.0%		89.3%	83.0%
Generation Output:
Fossil - Baseload	43.2%	43.7%		37.8%	44.0%
Fossil - Load Following	22.8%	21.7%		23.7%	21.8%
Peaking	0.4%	0.1%		0.2%	0.0%
Nuclear	33.5%	34.5%		38.3%	34.2%

	Three Months Ended June 30,			Six Months Ended June 30,
Weather	2007	2006	Normal	2007	2006	Normal
Composite Heating-Degree-Days	659	569	653	3,567	3,092	3,457
Composite Cooling-Degree-Days	287	206	251	288	206	259

Consolidated Report to the Financial Community – 2nd Quarter 2007                                                                                                                                                                                            9

FirstEnergy Corp.
2007 EPS Reconciliations
(Unaudited)

Special Items
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Pre-tax Items - Income Increase (Decrease)
Gain (Loss) on Non-Core Asset Sales of:
Loss on sale on MYR 60% interest (a)	$-	$-	$-	$(5)
All other (a)(f)	-	6	-	6
Total Gain on Non-Core Asset Sales	-	6	-	1
Saxton decommissioning costs regulatory assets (b)	-	-	27	-
Trust securities impairment (c)	(8)	-	(12)	-
FE Facilities sales/impairment (d)(e)(g)	-	(12)	-	(12)
Total-Pretax Items	$(8)	$(6)	$15	$(11)

EPS Effect	$(0.02)	$(0.03)	$0.02	$(0.03)
(a) Included in "Other operating expenses"		(e) Included in "Discontinued Operations"
(b) Included in "Deferral of new regulatory assets"		(f) Before first quarter 2006 tax benefit of $2.5 million
(c) Included in "Investment income"		(g) Non-tax deductible
(d) Included in "FE Facilities expenses"

2007 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	ACTUAL	Non-GAAP
	Three Months	Six Months	Guidance For
	Ended June 30	Ended June 30	Year 2007

Basic EPS (GAAP basis)	$1.11	$2.03	$4.11 - $4.31
Excluding Special Items:
New regulatory asset authorized by PPUC	-	(0.05)	(0.05)
Gain on sale of non-core assets	-	-	(0.04)
Trust securities impairment	0.02	0.03	0.03
Basic EPS (Non-GAAP basis)	$1.13	$2.01	$4.05 - $4.25

Consolidated Report to the Financial Community - 2nd Quarter 2007                                                                                                                                                                                             10

RECENT DEVELOPMENTS

Record Generation Output
FirstEnergy set a new second quarter generation output record of 20.4 million megawatt-hours, which represented a 0.4% increase over the prior record established in the second quarter of 2006.  The generation record was primarily attributable to performance of the fossil generation fleet, which established its best quarterly output ever.

Sale and Leaseback of Bruce Mansfield Unit 1
On July 13, 2007, FirstEnergy Generation Corp. (Genco) completed a $1.3 billion sale and leaseback transaction for its 779 MW portion of Unit 1 of the Bruce Mansfield Plant.  The applicable lease agreements provide for an approximate 33-year lease of the unit.  FirstEnergy used the net after-tax proceeds of approximately $1.2 billion, to repay short-term debt that was used to fund the March 2007 $900 million accelerated share repurchase program and the January 2007 $300 million pension contribution.  Genco continues to operate the plant and is entitled to its full output.

Ohio Distribution Rate Case Filing
On June 7, 2007, FirstEnergy subsidiaries Ohio Edison (OE), The Cleveland Electric Illuminating Company (CEI), and Toledo Edison (TE) (collectively Ohio Companies) filed their base distribution rate increase request and supporting testimony with the Public Utilities Commission of Ohio (PUCO).  On August 6, the Ohio Companies provided an Update Filing with three months of actual results (March through May 2007) for the test year and actual asset and liability balances as of May 31, 2007.  The requested increase in annualized distribution revenues totals $332 million to recover expenses related to distribution operations and the costs deferred under previously approved rate plans.  The new rates would be effective January 1, 2009, for OE and TE customers, and are expected to be effective in May 2009 for CEI customers.  Concurrent with the effective dates, the Ohio Companies will reduce or eliminate their Regulatory Transition Charges (RTC), resulting in an aggregate net reduction of $262 million on the regulated portion of customers’ bills.  It is estimated the PUCO Staff will issue its report in the case in the fourth quarter of 2007 with evidentiary hearings to follow in late 2007.  The PUCO Order is expected in March 2008.

Ohio Competitive Generation Supply Plan Filing
On July 10, 2007, the Ohio Companies filed an application with the PUCO requesting approval of a comprehensive supply plan for providing generation service, beginning January 1, 2009, to customers who choose not to purchase electricity from an alternative supplier.  The proposed competitive bidding process would average the results of multiple bidding sessions conducted at different times during the year beginning in 2008.  The Ohio Companies offered two alternatives for structuring the bids, either by customer class or a “slice-of-system” approach that combines all customer classes into tranches that represent a portion of the total customer load.  The proposal provides the PUCO with an option to phase in generation price increases for residential tariff groups that would experience a change in the average total price of 15 percent or more.  The Ohio Companies requested that the PUCO issue an order by November 1, 2007, to provide sufficient time to conduct the bidding process.  The PUCO has scheduled a technical conference to be held on August 16, 2007 to allow interested parties an opportunity to better understand the filing.

Ohio Companies’ Green Option for Customers
On May 29, 2007, OE, CEI and TE filed a proposed program with the PUCO that would provide customers with the opportunity to purchase Renewable Energy Certificates (RECs) to support alternative energy.  The program was designed in collaboration with the PUCO Staff and the Office of the Ohio Consumers’ Counsel.  The proposal is currently pending before the PUCO.

Pennsylvania Power Company Default Service Plan Update
On May 2, 2007, Pennsylvania Power Company made a filing with the Pennsylvania Public Utility Commission (PPUC) proposing a process to procure the power supply needed for default service customers during the period of June 1, 2008 through May 31, 2011. The hearings are scheduled for September 10-11, 2007, with an Administrative Law Judge (ALJ) recommended decision expected by October 25, 2007.  A PPUC Order is expected on or about November 29, 2007.

Consolidated Report to the Financial Community - 2nd Quarter 2007                                                                                                                                                                                             11

Met-Ed and Penelec Commonwealth Court Appeals
On June 19, 2007, initial briefs were filed by all parties in the appeal of the PPUC’s January 2007 transition rate plan order to the Pennsylvania Commonwealth Court.  Responsive briefs are due August 20, 2007, with reply briefs due September 4, 2007.  Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) appealed the PPUC’s decision on the denial of generation rate relief and on a consolidated income tax adjustment related to cost of capital, while other parties appealed the PPUC’s decision on transmission rate relief.  Oral arguments are expected to take place in late 2007 or early 2008.

Met-Ed and Penelec NUG Accounting Case Update
On May 3, 2007, the ALJ issued a recommended decision denying Met-Ed’s and Penelec’s request to modify their Non-Utility Generation (NUG) stranded cost accounting methodology.  The companies filed exceptions to the initial decision on May 23, 2007.  It is not known when the PPUC may issue a final decision in this matter.

Nuclear Update
On May 14, 2007, the Nuclear Regulatory Commission (NRC) issued a Demand for Information related to recent reports prepared at the request of FirstEnergy Nuclear Operating Company (FENOC) by expert witnesses for arbitration of an insurance claim for replacing the damaged reactor head at the Davis-Besse Plant in 2002.  FENOC filed a response with the NRC on June 13, and supplemented that response on July 16, 2007, after participating in an NRC public meeting June 27, 2007, to discuss the company's initial response.

FirstEnergy’s Perry Plant completed its regularly scheduled refueling outage on May 13, 2007. Major work activities performed on the 1,258 megawatt (MW) facility included replacing approximately one-third of the fuel assemblies in the reactor and two of the three low-pressure turbine rotors in the main generator.  On June 29, 2007, the Perry Plant began an outage to replace a 30-ton motor in the reactor recirculation system.  In addition to motor replacement, routine and preventive maintenance and several system inspections were performed to assure continued safe and reliable operation of the plant.  On July 24, the Perry Plant exited its outage and returned to service.

Environmental Update
On May 30, 2007, FirstEnergy announced that Genco plans to install an Electro-Catalytic Oxidation (ECO) system on units 4 and 5 of the R. E. Burger Plant.  The two units produce 312 MW combined.  The original plans called for installation of an ECO system on Unit 4 of the Bay Shore Plant (215 MW).  The decision to install ECO at the Burger Plant will result in additional scrubbed megawatts and better fits the coal-purchasing strategy for both plants.  Design engineering for the new Burger Plant ECO system will begin later this year with anticipated start-up during the first quarter of 2011.

Jersey Central Power & Light Debt Offering
On May 21, 2007, Jersey Central Power & Light (JCP&L) issued $550 million of senior unsecured notes.  The offering was in two tranches, consisting of $250 million of 5.65% senior notes due 2017, and $300 million of 6.15% senior notes due 2037.  Proceeds from the transaction were used to redeem all outstanding JCP&L first mortgage bonds, repay short-term debt and repurchase common stock from FirstEnergy Corp.

Forward-Looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand For Information issued to FENOC on May 14, 2007) and the various state public utility commissions as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the PPUC (including the Pennsylvania Power Company Default Service Plan filing), the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, any final adjustment in the purchase price per share under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 2nd Quarter 2007                                                                                                                                                                                             12